Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post Effective Amendment No. 1 to the Registration Statement on Form S-1 of Enjoy Technology, Inc., as the successor to Marquee Raine Acquisition Corp., of our report dated March 19, 2021 relating to the financial statements of Enjoy Technology, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

December 20, 2021